Exhibit 10.2

*** = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT
OF LEASE AGREEMENT FOR 930 RIVERSIDE PARKWAY-SUITES 40-60

THIS FIRST AMENDMENT OF LEASE AGREEMENT (this "Amendment") is made and entered into as of August 1, 2023 ("Effective Date") by and among SCHNITZER PROPERTIES, LLC, an Oregon limited liability company formerly known as Harsch Investment Properties, LLC, an Oregon limited liability company ("Lessor"), and Origin Materials Operating, Inc., formerly MICROMIDAS, INC., a Delaware C-Corporation doing business as Origin Materials ("Lessee"),

RECITALS

A.Lessor, and Lessee, entered into that cettain Standard Industrial/Commercial Multi-Lessee Tenant-Net dated August 16, 2021 (the "Lease") for that certain leased premises located at Suite 930 Riverside Parkway, Suites 40-60 West Sacramento, California as more particularly described in the Lease Agreement (the "Premises").

B.Lessee and Lessor desire to amend the Lease to: (i) extend the Lease Term and
(ii) for Lessor to provide Lessee a Tenant Improvement Allowance.

AGREEMENTS

NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree the Recitals hereto are true and correct and are incorporated herein, and fmther agree as follows:

1.Term/Base Monthly Rent. Subject to compliance with all terms and conditions of the Lease: (i) the Extended Term Expiration Date of the Lease is hereby extended from October 31, 2028 to December 31, 2033, wherein the Extended Term Expiration Date shall be now known as the "Term" ("Term") and (ii) Lessee shall retain the Option to Extend the Lease past the Term, as set out in Section 63 of the Lease; however, in determining the "Adjusted Base Rent" for the Option period, Lessor and Lessee agree that the tenant improvements covered by the Tenant Improvement Allowance (as set forth in Section 2 below) shall be excluded from the determination of the Adjusted Base Rent.
In consideration of the foregoing and the grant by Lessor of the Tenant Improvement Allowance below, Lessee agrees that the monthly Base Rent for the Premises for the Term beginning January 1, 2024, shall be as follows:

Months	Base Monthly Rent (NNN)
1/1/24 - 12/31/24	[***]
1/1/25 - 12/31/25	[***]
1/1/26 - 12/31/26	[***]
1/1/27 - 12/31/27	[***]
1/1/28 - 12/31/28	[***]
1/1/29 - 12/31/29	[***]
1/1/30 - 12/31/30	[***]

1/1/31 - 12/31/31	[***]
1/1/32 - 12/31/32	[***]
l/ 1/33 - 12/31/33	[***]

2.Tenant Improvement Allowances. Lessee previously exhausted the prior "Tenant Improvement Allowance" under the Lease. Subject to compliance with all terms and conditions of this Lease, Lessor shall provide Lessee with three (3) separate Tenant Improvement Allowances as follows: (i) One Hundred Thousand Dollars ($100,000.00) between July 1, 2023 and July 1, 2024; (ii) One Hundred Fifty Thousand Dollars ($150,000.00) between December 15, 2023 through December 15, 2024; and (iii) Two Hundred Fifty Thousand Dollars ($250,000.00) between December 15, 2024 and December 15, 2025 ("Tenant Improvement Allowance"). Lessee agrees there is only a Total Tenant Improvement Allowance in the amounts set fo1th above and such Total Tenant Improvement Allowance may be utilized by Tenant between all Leased Premises.

For Lessor to be responsible for reimbursement of any of the three (3) Tenant Improvement Allowances: (i) the Tenant shall submit to Lessor all final and paid receipts, lien releases, proof of payment, itemized proposals, contracts and any other reasonably required paperwork ("Paperwork") with written notice to Lessor requesting reimbursement for the applicable Tenant Improvement Allowance installment and (ii) the applicable Tenant Improvement Allowance must be utilized by Lessee prior to submission of paperwork and the submission of Paperwork required by Lessor shall be submitted to Lessor within the applicable time period set fmth above, otherwise any remaining amount of the Tenant Improvement Allowance of the applicable time period shall be waived by Lessee. Lessor will reimburse Lessee within thi1ty (30) days of Lessor's receipt of the request and Paperwork the portion of the Tenant Improvement Allowance supported thereby, not to exceed the applicable Tenant Improvement Allowance installment.
There shall be no right by Lessee to carry over any remaining amount of the Tenant Improvement Allowance from one period to the next period set fo1th above. Lessor shall have no duty or obligation to fund any Tenant Improvement Allowance if Lessee is monetary or material nonmonetary default of the Lease or Other Leased Premises (defined below) at the time of submission of the request for reimbursement. Lessee warrants, represents and agrees that the Tenant Improvement Allowances set forth above shall only be used for the costs related to actual physical improvements to, and as approved by Lessor or as recommended or required by Applicable Requirements to only the Premises or to 930 Riverside Parkway, Suites 10-30, 970 Riverside Parkway, Suite 40 and/or 930 Riverside Parkway, Suite 70 ("Other Leased Premises") all of the foregoing of which Lessee must be occupying under separate leases with Lessor at the time of submission of the Paperwork and request for reimbursement. At any time, should Lessee transfer the Lease or any lease for the Other Leased Premises or should Lessee and Lessor agree to terminate any of the Other Leased Premises or the Lease, then the amount of the Tenant Improvement Allowance remaining shall be reduced pro rata based on the total square footage reduced by the square footage so transferred or terminated by the parties.

Lessee shall submit all plans, contractor(s) selection and designs to Lessor for approval, which approval shall not be unreasonably withheld. The Tenant Improvement Allowance shall not be utilized for soft costs, FF&E, data cabling, or any other items considered to be personal property. Lessee shall not commence any tenant improvements covered by the Tenant Improvement Allowance without Lessor's written consent of the alterations, which consent shall not be unreasonably withheld and provided to Lessee within ten (10) days of Lessor's receipt of the notice. Lessee shall provide Lessor with access to the Premises and/or Other Leased Premises, if requested by Lessor to approve the request, within such ten (10) days' time period, otherwise the time for Lessor approval shall be extended day-for-day until Lessor is provided access to the Premises and/or Other Leased Premises, as applicable. The failure to do so notify Lessor shall result in Lessor not being obligated to Lessee to reimburse for such tenant improvement work under the Tenant Improvement Allowance.

3.Section 39.2 of the original Lease dated May 22, 2022 shall be amended as follows:
a)Any options granted in the Lease to Lessee shall be available to any Permitted Transferee (defined in Section 64) or assignees or subleases in compliance with Section 12 of the Lease..

4.Modification amending Section 12.2 ( c) in the original Lease dated May 22, 2020 shall be amended to read:
a)Lessor's consent to any assignment or subletting shall not be unreasonably withheld or delayed so long as Lessee is in full compliance with Lease.

5.Section 12.2 ( g ):
a)This section shall provide that no consent is required for Permitted Transferees (defined in Section 64).

6.Section 63 fin the Addendum to the original Lease dated May 22, 2022:
Section 63 ( c) the determination of Fair Market Value shall not include above standard tenant improvements installed and paid for by Tenant (i.e. specialty improvements germane to Tenant's Use of the Premises) regarding electrical, plumbing, drainage, sewer, mechanical, HVAC, code ADA upgrades, and other lab and research related improvements.

In consideration of the foregoing modifications of the original Lease, Lessee hereby represents and agrees that to the best of Lessee's knowledge, without fmther inquiry, Lessee does not know of any claims against the Lessor arising out of or related to the Lease or the Premises as of the Effective Date and waives any such known claims against Lessor related to the foregoing.

7.Authority to Execute Amendment. Each individual executing this Amendment represents that he is duly authorized to execute and deliver this Amendment on behalf of such patty and that this Amendment is binding upon such party in accordance with its terms.

8    Effect of Amendment. Except as otherwise modified by this Amendment, the Lease Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Lease Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Any capitalized terms used and not otherwise defined herein shall have the same meanings and definitions as set forth in the Lease Agreement.

9.    Conditions Precedent. This Amendment shall be effective only when (a) the same shall have been executed and delivered by all patties; (b) the required updated and current insurance certificate(s) as set out in paragraph 54 of the Lease shall have been delivered to Lessor by Lessee and (iii) similar amendments are signed by Lessee for the Other Leased Premises.

THE SUBMISSION OF THIS ASSIGNMENT OF LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE OR A RESERVATION OF OR OPTION FOR THE PREMISES. THIS DOCUMENT AND THE OBLIGATIONS HEREUNDER SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES ONLY UPON EXECUTION AND DELIVERY OF THIS LEASE AMENDMENT AND SIMILAR LEASE AMENDMENTS FOR THE OTHER LEASED PREMISES BY LESSEE AND BY LESSOR.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the Effective Date.

LESSOR: SCHNITZER PROPERTIES, LLC an Oregon limited liability company By: /s/ John Shorey Name: John Shorey Title: Senior Vice President	LESSEE: ORIGIN MATERIALS OPERATING, INC. a Delaware corporation By: /s/ Nate Whaley Name: Nate Whaley Title: Chief Financial Officer